EXHIBIT 10.3

GUARANTY AGREEMENT

    IN CONSIDERATION of a loan by BIG 4 INVESTMENTS, LLC, a Louisiana limited liability company (hereinafter "Lender") to CHAMPION INDUSTRIES, INC., a West Virginia corporation (hereinafter "Borrower") in the principal amount of Ten Million Dollars ($10,000,000), together with interest thereon evidenced by Borrower's Term Note A (hereinafter "Note") dated October 7, 2013 payable to the order of Lender, and in consideration of all other loans, advances, discounts or credits heretofore or hereafter granted by Lender to Borrower and in order to enable Borrower to maintain the Note and all such loans, advances, discounts or credits, the undersigned MARSHALL T. REYNOLDS (“Guarantor”) guarantees, absolutely and unconditionally, the prompt satisfaction when due, whether by acceleration or otherwise, of the Note and each and every other obligation of Borrower to Lender, now existing or hereafter arising, together with such interest as may accrue thereon, whether such indebtedness is incurred as principal, guarantor or endorser, is direct or indirect, absolute or contingent, original, renewed or extended, secured or unsecured, or is incurred by Borrower alone or jointly and/or severally with another or others (the aforementioned Note and that First Amended and Restated Credit Agreement dated as of October 19, 2012 among Champion Industries, Inc., as Borrower, Various Lenders from time to time party thereto and Fifth Third Bank as Administrative Agent, L/C Issuer and Lender, as amended (most recently by amendment dated October 7, 2013 between Champion Industries, Inc. as Borrower, Marshall T. Reynolds and Lender together with all collateral documents therein provided for (the “Loan Agreement”) being hereinafter collectively referred to as "Obligations").

    Guarantor agrees that if any of the Obligations are not satisfied when due, Guarantor will, upon demand by Lender, forthwith satisfy such Obligations or, if the maturity thereof shall have been accelerated by Lender, Guarantor will forthwith satisfy all Obligations of Borrower.  No such satisfaction shall discharge the liability of Guarantor hereunder until all Obligations have been satisfied absolutely and in full.  The liability of Guarantor shall be reinstated and revived, and the rights of Lender shall continue, with respect to any amount at any time paid on account of any Obligation which shall thereafter be required to be set aside, all as though such amount had not been paid.  Guarantor further agrees to pay Lender, upon demand, all losses and reasonable costs and expenses, including attorneys' fees that may be incurred by Lender in attempting to cause the Obligations to be satisfied or in attempting to cause satisfaction of Guarantor’s liability under this Agreement.  Guarantor further agrees to provide Lender detailed financial statements annually, or upon request.

    Guarantor consents that Lender may exchange, release or surrender to Borrower or to any guarantor, pledgor or grantor any collateral, or waive, release, subordinate or fail to perfect and maintain any security interest or lien, in whole or in part, now or hereafter held as security for any of the Obligations; waive or delay the exercise of any of its rights or remedies against Borrower or any other person or entity, including without limitation any Guarantor; release Borrower or any other person or entity, including without limitation any Guarantor; renew, extend, or refinance the Obligations from time to time for any term; modify, release, compromise or surrender any of the Obligations or any agreement or instrument evidencing the same; apply payments by Borrower, the Guarantor, or any other person or entity to any of the Obligations and in whatever order Lender elects; and take or not take any action in any proceeding affecting any of the Obligations or any collateral pledged to secure the Obligations, all without notice to or consent of Guarantor without affecting Guarantor’s liability.

    Guarantor waives all notices with respect to this Agreement or any of the Obligations, including without limitation notice of Lender's acceptance of this Agreement or its intention to act or its action in reliance hereon; the present existence or future incurring of any of the Obligations or any terms or amounts thereof or any change therein; any default by Borrower or any surety, pledgor, grantor of security or guarantor, including without limitation any of the Guarantor; and the obtaining or release of any guaranty, security agreement, pledge, assignment or other security for any of the Obligations.

    Guarantor waives notice of presentment, demand, protest, notice of dishonor and default, notice of non-payment, protest in relation to any instrument evidencing any of the Obligations, and any other demands and notices required by law, except as such waiver may be expressly prohibited by law.

    Guarantor waives in favor of Lender any claim, defense, right and offset which Guarantor may have at any time against Borrower or any other party liable for all or any part of the Obligations, or against any assets of Borrower or such other party, whether now existing or hereafter arising, and Guarantor agrees that any such claim, defense, or right of off-set shall be secondary and subordinate in right of payment to the prior payment in full of the Obligations.

    This Agreement is a continuing guaranty and shall remain in full force and be binding upon Guarantor, notwithstanding the death of Guarantor, until written notice of discontinuance shall have been received by Lender and until all Obligations existing or which Lender was committed to make before receipt of such notification shall have been paid in full as contemplated under this Agreement.

    This Guaranty is secured by a Stock Pledge and Security Agreement dated October 7, 2013 made by Guarantor in favor of Lender.

    This Agreement shall be construed as a continuing, absolute and unconditional guaranty of payment, without regard to the validity, regularity or enforceability of any of the Obligations, this Agreement or any other guaranty, surety, pledge, assignment or security for any of the Obligations, or any action taken or not taken by Lender and regardless of how long before or after the date hereof the Obligations were or are incurred.  Lender, at its option may proceed in the first instance against Guarantor and have its remedy under this Agreement without being obligated to resort first to any security or any other remedy to enforce payment or collection of any of the Obligations, it being understood that Guarantor is primarily liable for the payment when due of the Obligations.  No delay in making demand on the Guarantor for satisfaction of his liability hereunder shall prejudice Lender's right to enforce such satisfaction.  All of Lender's rights and remedies shall be cumulative and any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time thereafter.

    The obligations of each of the Guarantor under this Agreement and those of any other Guarantor(s) who may have guaranteed or who hereafter guarantee any of the Obligations are and will be joint and several, and Lender may release or settle with one or more of the Guarantor(s) at any time without affecting the existing liability of the remaining Guarantor(s).

    Any notice or consent required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by registered mail, postage pre-paid, return receipt requested, as follows, unless such address is changed by written notice hereunder:

(a)           If to Lender:                      Big 4 Investments, LLC
    63399 Highway 51
    Roseland, LA 70456
    Attention:  Edgar Ray Smith, III, Manager

(b)           If to the
Guarantor:                      Mr. Marshall T. Reynolds
    c/o Champion Industries, Inc.
    2450 First Avenue
    Huntington, WV 25728

    Guarantor waives trial by jury with respect to any action, claim, suit or proceeding in respect of, or arising out of, this Agreement or any document executed in connection with, or relating to, the Obligation.

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

     Guarantor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Eastern District of Louisiana and of any Louisiana state court sitting in Tangipahoa Parish, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum  GUARANTOR AND, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

    This Agreement shall inure to the benefit of Lender, its successors and assigns, and to any person to whom Lender may grant an interest in the Obligations, and shall be binding upon the Guarantor and his respective heirs, successors and assigns.

[Signature page to follow]

IN WITNESS WHEREOF, the Guarantor, intending to be legally bound hereby, has duly executed this Agreement as of the 7th day of October, 2013.

LENDER:
BIG 4 INVESTMENTS, LLC
By:
Its:

GUARANTOR:
Marshall T. Reynolds
/s/ Marshall T. Reynolds